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                                                                    EXHIBIT 23.1





                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 to be filed on August 21, 1995 and related prospectus of Medar, Inc. for the registration of 651,140 shares of its common stock and to the incorporation by reference therein of our report dated February 20, 1995, with respect to the consolidated financial statements and schedule of Medar, Inc. included in its Annual Report on Form 10-K for the year ended December, 31, 1994, filed with the Securities and Exchange Commission.



                                         Ernst & Young LLP


Detroit, Michigan
August 18, 1995